Exhibit 99.1

Press Release

Exar Corporation Announces Second Quarter Fiscal Year 2016 Financial Results

Second Quarter Non-GAAP Operating Profit of $2.9 Million and Non-GAAP EPS of $0.06

Fremont, CA - November 5, 2015 - Exar Corporation (NYSE: EXAR) a leading supplier of analog mixed-signal semiconductor components and system solutions serving the industrial, high-end consumer and infrastructure markets, today announced financial results for the Company's second fiscal quarter of 2016, which ended on September 27, 2015.

Richard Leza, Exar’s chairman and interim president and CEO, commented, “As expected, while the September quarter was challenging, with weakness persisting in China, we delivered solid non-GAAP results within our revenue and EPS expectation ranges. Non-GAAP gross margin was adversely affected by softness within our Industrial customers; however, we were able to implement cost controls to ensure we delivered improved profitability from a year ago.” Mr. Leza continued, “We are engaged in multiple initiatives to restore focus, revenue growth and higher levels of profitability to Exar. This includes implementing a strategy built on Exar’s core strengths, a restructuring of our sales and marketing efforts, and continuing to implement steps to target a reduction in our cost of goods.”

Second Quarter Fiscal Year 2016 Highlights

The following highlights the Company's financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses, and charges which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results from continuing operations is attached to this press release.

Second Quarter Fiscal Year 2016 Highlights on a Non-GAAP Basis:

●	Quarterly revenues of $37.2 million decreased $6.1 million or 14% from $43.3 million reported a year ago and decreased $3.2 million or 8% from the previous quarter's revenue of $40.4 million.
●	Gross margin of 45.6% decreased from the 46.8% reported a year ago and the 49.5% from the previous quarter.
●	Operating expenses of $14.1 million decreased $3.7 million from the same quarter a year ago and $0.6 million from the previous quarter’s expenses of $14.7 million.
●	Net income of $2.8 million increased $0.3 million or 11% from the second quarter of fiscal year 2015 and decreased $2.3 million or 45% from the previous quarter’s net income of $5.1 million.
●	Diluted earnings per share of $0.06 per share increased $0.01 per share from a year ago and decreased $0.04 per share from the previous quarter.

Second Quarter Fiscal Year 2016 Highlights on a GAAP Basis:

●	Quarterly revenues for the second quarter of fiscal year 2016 were $34.7 million.
●	Gross margin of 36.4% increased from the 9.6% reported in the second quarter of fiscal year 2015 and decreased from the 43.1% reported a quarter ago.
●	Operating expenses of $17.9 million decreased $9.1 million from the same quarter a year ago and $1.9 million from the previous quarter’s expenses of $19.8 million.
●	Net loss of $4.2 million compared to the previous quarter’s $2.5 million net loss.
●	Loss per share of $0.09 compared with $0.05 a quarter ago.
●

GAAP results were impacted by charges of (i) $3.4 million related to amortization, (ii) $2.5 million for a dispute resolution related to our Data Compression products, which was classified as a reduction in revenue, (iii) $2.1 million related to ongoing restructuring activities and (iv) $1.5 million related to stock-based compensation. Additionally, GAAP results reflect credits of $1.5 million decrease in cost of goods sold due to proceeds from a legal settlement related to our Data Compression products, and $1.2 million due to the expiration of the statute of limitations related to certain U.S. federal tax reserves.

Third Quarter and Full Fiscal Year 2016 Non-GAAP Guidance

Mr. Leza continued, “While the industry is bracing for a tough environment into the 2015 calendar year end, we are not anticipating any further decline in revenue. As we refocus Exar’s resources on our core strengths, we expect full fiscal year profitability to be higher than the previous year.”

For the third quarter ending December 27, 2015, the Company expects revenue to be flat to up 3% sequentially, non-GAAP gross margin to be in the range of 46% to 48%, and non-GAAP EPS on a fully diluted basis to be in the range of $0.06 to $0.08. For fiscal year 2016 the Company expects non-GAAP revenue to be in the range of $153 million to $156 million and Non-GAAP EPS on a fully diluted basis to be in the range of $0.30 to $0.34.

Conference Call and Prepared Remarks

Exar is providing a copy of the prepared remarks in conjunction with its press release. These remarks are offered to provide stockholders and analysts with additional time and detail for analyzing results in advance of the Company’s quarterly conference call. The remarks will be available at Exar’s Investor webpage in conjunction with the press release.

As previously scheduled, the conference call will begin today, November 5, 2015 at 4:45 p.m. EST (1:45 p.m. PST). To access the conference call, please dial (719) 457-2628 or (888) 364-3108. The passcode for the live call is 1680954. In addition, a live webcast will be available on Exar's Investor webpage.

An archive of the conference call webcast will be available on Exar's Investor webpage after the conference call's conclusion.

About Exar

Exar Corporation designs, develops and markets high performance integrated circuits and system solutions for the industrial, high-end consumer and infrastructure markets. Exar's broad product portfolio includes analog, display, LED lighting, mixed-signal, power management, connectivity, data management and video processing solutions. Exar has locations worldwide providing real-time customer support.

For more information, visit http://www.exar.com.

For Press Inquiries Contact: press@exar.com

For Investor Relations Contact: Ryan Benton, SVP and CFO

Phone: (510) 668-7201

Email:  investorrelations@exar.com

-Tables follow-

FINANCIAL COMPARISON

(In thousands, except per share amounts) (Unaudited)

Non-GAAP Results	THREE MONTHS ENDED						SIX MONTHS ENDED
	SEPTEMBER 27, 2015		JUNE 28, 2015		SEPTEMBER 28, 2014		SEPTEMBER 27, 2015		SEPTEMBER 28, 2014
Industrial	$17,925	48%	$20,575	51%	$19,656	45%	$38,500	50%	$38,523	51%
High-End Consumer	13,163	35%	13,536	33%	16,362	38%	26,699	34%	21,694	28%
Infrastructure	6,154	17%	6,311	16%	7,304	17%	12,465	16%	15,732	21%
Net Sales	$37,242	100%	$40,422	100%	$43,322	100%	$77,664	100%	$75,949	100%

Gross Profit	$16,974	45.6%	$19,992	49.5%	$20,283	46.8%	$36,966	47.6%	$36,015	47.4%
Operating Expenses	$14,072	37.8%	$14,723	36.4%	$17,797	41.1%	$28,795	37.1%	$32,837	43.2%
Income from operations	$2,902	7.8%	$5,269	13.0%	$2,486	5.7%	$8,171	10.5%	$3,178	4.2%
Net income	$2,768	7.4%	$5,078	12.6%	$2,496	5.8%	$7,846	10.1%	$3,356	4.4%
Net income per share
Basic	$0.06		$0.11		$0.05		$0.16		$0.07
Diluted	$0.06		$0.10		$0.05		$0.16		$0.07

GAAP Results	THREE MONTHS ENDED						SIX MONTHS ENDED
	SEPTEMBER 27, 2015		JUNE 28, 2015		SEPTEMBER 28, 2014		SEPTEMBER 27, 2015		SEPTEMBER 28, 2014
Industrial	$15,425	44%	$20,575	51%	$19,656	46%	$36,000	48%	$38,523	52%
High-End Consumer	13,163	38%	13,536	33%	16,199	38%	$26,699	35%	$19,623	27%
Infrastructure	6,154	18%	6,311	16%	7,304	16%	$12,465	17%	$15,732	21%
Net Sales	$34,742	100%	$40,422	100%	$43,159	100%	$75,164	100%	$73,878	100%

Gross Profit	$12,656	36.4%	$17,437	43.1%	$4,132	9.6%	$30,093	40.0%	$15,088	20.4%
Operating Expenses	$17,907	51.5%	$19,776	48.9%	$26,962	62.5%	$37,683	50.1%	$49,270	66.7%
Loss from operations	$(5,251)	-15.1%	$(2,339)	-5.8%	$(22,830)	-52.9%	$(7,590)	-10.1%	$(34,182)	-46.3%
Net loss	$(4,197)	-12.1%	$(2,510)	-6.2%	$(23,352)	-54.1%	$(6,707)	-8.9%	$(35,457)	-48.0%
Net loss per share
Basic	$(0.09)		$(0.05)		$(0.50)		$(0.14)		$(0.75)
Diluted	$(0.09)		$(0.05)		$(0.50)		$(0.14)		$(0.75)

Except for historical information contained herein, this press release and matters discussed on the conference call contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the statements regarding the demand for our products and the anticipated trends in our sales and profits, future opportunities that are available to the Company, the Company’s financial outlook expectations for the third quarter and year ending December 27, 2015 and March 27, 2016, respectively, existence of any viable strategic alternatives and whether any future decisions by the Company will enhance stockholder value, are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. For a discussion of these risks and uncertainties, the Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission (SEC) filings, including, but not limited to, the “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our public reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, which is on file with the SEC and available on our Investor webpage and on the SEC website at www.sec.gov, and the risks and uncertainties of whether any strategic alternative will be identified by the Board of Directors, whether it will be pursued, whether it will receive Board of Directors and stockholder approval if necessary, whether it will be consummated and, if consummated, whether it will enhance value for all stockholders of Exar. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

There can be no assurance that Exar’s review of strategic alternatives will result in any specific action. Exar does not currently intend to disclose further developments with respect to this process unless and until its Board of Directors approves a specific action or otherwise concludes the review of strategic alternatives.

The Company’s non-GAAP measures exclude charges related to stock-based compensation, amortization of acquired intangible assets and inventory step-up, impairment charges, technology licenses, restructuring charges and exit costs which include costs for personnel whose positions have been eliminated as part of a restructuring or are in the process of being eliminated as part of the discontinuation of a product line, provisions for & proceeds received from dispute resolutions, merger and acquisition and related integration costs, certain income tax benefits and credits, certain warranty charges, net change in the fair value of contingent consideration, the write-down of deferred revenue under business combination accounting, and related income tax effects on certain excluded items. The Company excludes these items primarily because they are significant special expense and gain estimates, which management separates for consideration when evaluating and managing business operations. The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate its current operating results and financial results and to compare them against historical financial results.  Additionally, we disclose below the non-GAAP measure of free cash flow, which is derived from our net cash provided (used) by operations, less purchases of fixed assets and IP, plus proceeds from the sale of IP. Management believes these non-GAAP measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its many competitors who employ and disclose similar non-GAAP measures.  This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items.  The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 27,	JUNE 28,	SEPTEMBER 28,	SEPTEMBER 27,	SEPTEMBER 28,
	2015	2015	2014	2015	2014

Net sales	$26,037	$29,045	$34,369	$55,082	$56,067
Net sales, related party	8,705	11,377	8,790	20,082	17,811
Total net sales	34,742	40,422	43,159	75,164	73,878

Cost of sales:
Cost of sales (1)	16,447	15,601	19,747	32,048	32,100
Cost of sales, related party	3,906	4,916	3,471	8,822	7,309
Amortization of purchased intangible assets and inventory step-up costs	2,493	2,468	3,137	4,961	6,682
Restructuring charges and exit costs	740	-	4,305	740	4,332
Proceeds from legal settlement	(1,500)	-	-	(1,500)	-
Impairment of intangibles	-	-	8,367	-	8,367
Total cost of sales	22,086	22,985	39,027	45,071	58,790
Gross profit	12,656	17,437	4,132	30,093	15,088
Operating expenses:
Research and development (2)	7,499	9,477	10,369	16,976	18,612
Selling, general and administrative (3)	9,092	10,299	11,597	19,391	21,674
Restructuring charges and exit costs	1,316	-	2,265	1,316	2,634
Merger and acquisition costs	-	-	2,726	-	6,776
Impairment of intangibles	-	-	3,917	-	3,917
Net change in fair value of contingent consideration	-	-	(3,912)	-	(4,343)
Total operating expenses	17,907	19,776	26,962	37,683	49,270
Loss from operations	(5,251)	(2,339)	(22,830)	(7,590)	(34,182)

Other income and expense, net:
Interest income and other, net	(19)	(14)	177	(33)	467
Interest expense	(49)	(52)	(494)	(101)	(980)
Total other income and expense, net	(68)	(66)	(317)	(134)	(513)

Loss before income taxes	(5,319)	(2,405)	(23,147)	(7,724)	(34,695)
Provision for (benefit from) income taxes	(1,122)	105	107	(1,017)	799

Net loss before noncontrolling interest	(4,197)	(2,510)	(23,254)	(6,707)	(35,494)
Net income (loss) attributable to noncontrolling interest	-	-	98	-	(37)
Net loss attributable to Exar	$(4,197)	$(2,510)	$(23,352)	$(6,707)	$(35,457)

Net loss per share:
Basic	$(0.09)	$(0.05)	$(0.50)	$(0.14)	$(0.75)
Diluted	$(0.09)	$(0.05)	$(0.50)	$(0.14)	$(0.75)

Shares used in the computation of net loss per share:
Basic	48,121	47,927	47,139	48,024	47,188
Diluted	48,121	47,927	47,139	48,024	47,188

(1) Stock-based compensation included in cost of sales	$85	$87	$227	$172	$487
(2) Stock-based compensation included in R&D	205	449	870	654	1,682
(3) Stock-based compensation included in SG&A	1,162	1,401	2,503	2,563	4,558

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	SEPTEMBER 27,	JUNE 28,	MARCH 29,
	2015	2015	2015
ASSETS

Current assets:
Cash and cash equivalents	$53,484	$55,760	$55,233
Accounts receivable, net	26,527	25,434	27,459
Accounts receivable, related party, net	5,520	541	1,663
Inventories	32,398	33,333	30,767
Other current assets	2,515	3,973	3,090
Total current assets	120,444	119,041	118,212

Property, plant and equipment, net	23,327	24,637	26,077
Goodwill	44,871	44,871	44,871
Intangible assets, net	79,327	82,732	86,102
Other non-current assets	790	7,821	7,838
Total assets	$268,759	$279,102	$283,100

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$16,545	$16,437	$13,526
Accrued compensation and related benefits	3,601	4,736	5,649
Deferred income and allowances on sales to distributors	2,595	3,597	3,362
Deferred income and allowances on sales to distributors, related party	4,156	3,596	6,982
Other current liabilities	15,306	20,124	21,287
Total current liabilities	42,203	48,490	50,806

Long-term lease financing obligations	4,188	4,629	5,069
Other non-current obligations	3,364	4,420	4,393
Total liabilities	49,755	57,539	60,268

Stockholders' equity	219,004	221,563	222,832
Total liabilities and stockholders' equity	$268,759	$279,102	$283,100

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 27,	JUNE 28,	SEPTEMBER 28,	SEPTEMBER 27,	SEPTEMBER 28,
	2015	2015	2014	2015	2014

GAAP net sales	$34,742	$40,422	$43,159	$75,164	$73,878
Provision for dispute	2,500	-	-	2,500	-
Deferred revenue write-down	-	-	163	-	2,071
Non-GAAP net sales	$37,242	$40,422	$43,322	$77,664	$75,949

GAAP gross profit	$12,656	$17,437	$4,132	$30,093	$15,088
GAAP gross margin	36.4%	43.1%	9.6%	40.0%	20.4%
Provision for dispute	2,500	-	-	2,500	-
Amortization of purchased intangible assets and inventory step-up costs	2,493	2,468	3,137	4,961	6,682
Restructuring charges and exit costs	740	-	4,305	740	4,332
Stock-based compensation	85	87	227	172	487
Proceeds from legal settlement	(1,500)	-	-	(1,500)	-
Deferred revenue write-down and associated costs	-	-	115	-	1,059
Impairment of intangibles	-	-	8,367	-	8,367
Non-GAAP gross profit	$16,974	$19,992	$20,283	$36,966	$36,015
Non-GAAP gross margin	45.6%	49.5%	46.8%	47.6%	47.4%

GAAP operating expenses	$17,907	$19,776	$26,962	$37,683	$49,270
Restructuring charges and exit costs, net	1,316	1,637	2,265	2,953	2,634
Stock-based compensation - R&D	205	449	870	654	1,682
Stock-based compensation - SG&A	1,162	1,401	2,503	2,563	4,558
Amortization of purchased intangible assets	908	898	796	1,806	1,209
Legal settlement associated costs	201	-	-	201	-
Merger and acquisition costs	43	668	2,726	711	6,776
Impairment of intangibles	-	-	3,917	-	3,917
Net change in fair value of contingent consideration	-	-	(3,912)	-	(4,343)
Non-GAAP operating expenses	$14,072	$14,723	$17,797	$28,795	$32,837

GAAP operating loss	$(5,251)	$(2,339)	$(22,830)	$(7,590)	$(34,182)
Amortization of purchased intangible assets and inventory step-up costs	3,401	3,366	3,933	6,767	7,891
Provision for dispute	2,500	-	-	2,500	-
Restructuring charges and exit costs, net	2,056	1,637	6,570	3,693	6,966
Stock-based compensation	1,452	1,937	3,600	3,389	6,727
Merger and acquisition costs	43	668	2,726	711	6,776
Proceeds from legal settlement and associated costs	(1,299)	-	-	(1,299)	-
Deferred revenue write-down and associated costs	-	-	115	-	1,059
Impairment of intangibles	-	-	12,284	-	12,284
Net change in fair value of contingent consideration	-	-	(3,912)	-	(4,343)
Non-GAAP operating income	$2,902	$5,269	$2,486	$8,171	$3,178

GAAP net loss	$(4,197)	$(2,510)	$(23,352)	$(6,707)	$(35,457)
Amortization of purchased intangible assets and inventory step-up cost	3,401	3,366	3,933	6,767	7,891
Provision for dispute	2,500	-	-	2,500	-
Restructuring charges and exit costs, net	2,056	1,637	6,570	3,693	6,966
Stock-based compensation	1,452	1,937	3,600	3,389	6,727
Merger and acquisition costs	43	668	3,181	711	7,678
Proceeds from legal settlement and associated costs	(1,299)	-	-	(1,299)	-
Deferred revenue write-down and associated costs	-	-	115	-	1,059
Impairment Charges	-	-	12,284	-	12,284
Net change in fair value of contingent consideration	-	-	(3,912)	-	(4,343)
Net loss attributable to noncontrolling interest	-	-	98	-	(37)
Income tax effects	(1,188)	(20)	(21)	(1,208)	588
Non-GAAP net income attributable to Exar	$2,768	$5,078	$2,496	$7,846	$3,356

GAAP net loss per share
Basic	$(0.09)	$(0.05)	$(0.50)	$(0.14)	$(0.75)
Diluted	$(0.09)	$(0.05)	$(0.50)	$(0.14)	$(0.75)

Non-GAAP net income per share
Basic	$0.06	$0.11	$0.05	$0.16	$0.07
Diluted	$0.06	$0.10	$0.05	$0.16	$0.07

Shares used in the computation of Non-GAAP net income per share:
Basic	48,121	47,927	47,139	48,024	47,188
Diluted	49,172	50,167	49,520	49,661	49,850

Net cash provided (used) by operations	$(1,539)	$1,562	$(1,960)	$23	$(10,097)
Less purchases of fixed assets and IP	(462)	(105)	(105)	(567)	(656)
Free cash flow	$(2,001)	$1,457	$(2,065)	$(544)	$(10,753)

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